REDACTED

AMENDED SCHEDULE A

dated October 18, 2022

to the

Compliance Services Agreement

dated June 5, 2012

between

ULTIMUS MANAGERS TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

FEES AND EXPENSES

Fees. Ultimus shall receive the fees described below, which are computed and payable monthly.

Asset-Based Fee: 0.01% per annum on average net assets of each series in excess of $100 million.1

Annual base fee for each of the below: [REDACTED] per year for first Westwood Fund of the Trust and [REDACTED] per year each additional Westwood Fund of Trust.

Westwood Alternative Income Fund
Westwood High Income Fund
Westwood Income Opportunity Fund
Westwood Quality SmallCap Fund
Westwood Quality SMid Cap Fund
Westwood Quality Value Fund
Westwood Total Return Fund
Westwood Quality AllCap Fund
Westwood SmallCap Growth Fund Westwood Quality MidCap Fund Westwood Salient MLP & Energy Infrastructure Fund
Westwood Broadmark Tactical Plus Fund
Westwood Salient Global Real Estate Fund
Westwood Salient Select Income Fund
Westwood Broadmark Tactical Growth Fund

1 Westwood series of the Trust are not subject to the asset-based fee.

Annual base fee for each of the below:

Adler Value Fund

Blue Current Global Dividend Fund

Blueprint Adaptive Growth Allocation Fund

Evolutionary Tree Innovators Fund

HVIA Equity Fund

Karner Blue Biodivesity Impact Fund

Kempner Multi-Cap Deep Value Fund

[RE DACTED] per year for following series of the Trust.

Lyrical International Equity Fund

Lyrical U.S. Value Equity Fund

U.S. Value ETF

Marshfield Concentrated Opportunity Fund

Meehan Focus Fund

Q3 All-Season Sector Rotation Fund

Q3 All-Season Tactical Fund

Wavelength Fund

Annual base fee for each of the below: [REDACTED] per year for each series of the Trust.

Nia Impact Solutions Fund

Annual base fee for each of the below: [REDACTED] per year for each series of the Trust.

Q3 All-Season Active Rotation ETF

Annual base fee for each of the below: [REDACTED] per year for each series of the Trust.

Bullseye Retirement Income and Growth ETF

Reimbursable Expenses. The fees set forth above shall be in addition to the payment of reasonable reimbursable expenses, as provided for in Section 3 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this amended Schedule A as of the date first above written.

ULTIMUS MANAGERS TRUST                          ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Todd E. Heim                                                By: /s/ David James

Name: Todd E. Heim                                                Name: David James

Title: President                                                         Title: Executive Vice President and Chief Legal and Risk Officer